                                                                    10.(xvii)(B)

                                           April 30, 1997



Mr. Kevin Freeman
105 Harbor Drive, #128
Stamford, Connecticut 06902

Dear Kevin:

Reference is made to your Compensation Agreement (the "Agreement") dated as of March 17, 1997, with Montgomery Ward & Co., Incorporated (the "Company").

In order to induce you to accept the offer of employment contained in the Agreement, General Electric Capital Corporation ("GE Capital"), as a principal shareholder in the Company, hereby agrees with you that if, for any reason other than termination of your employment, either voluntarily by you or for "cause" by the Company, the Company shall fail to pay to you the base salary for the first three years of such Agreement and the guaranteed bonuses for each of the first two years of such Agreement, then GE Capital shall pay such amounts to you as provided in and subject to the conditions of the Agreement. This obligation on the part of GE Capital shall be triggered by your written notice to GE Capital that the Company has ceased to make such payments as required by such Agreement.

                                Very truly yours,

                                General Electric Capital Corporation



                                By: /s/ Edward D. Stewart
                                   ------------------------------
                                    Edward D. Stewart
                                    Executive Vice President